================================================================================
                                                                 Exhibit 4(a)-2

                             TXU ELECTRIC COMPANY
                  (formerly Texas Utilities Electric Company)

                                      TO

                             THE BANK OF NEW YORK,
                        (formerly Irving Trust Company)

                                             Trustee under the Texas Utilities
                                             Electric Company Mortgage and
                                             Deed of Trust, dated as of
                                             December 1, 1983


                             --------------------

                      Sixty-first Supplemental Indenture


                       Providing among other things for
                             First Mortgage Bonds,
                              Collateral Series A


                             --------------------

                         Dated as of February 1, 2001

================================================================================

            This Instrument Grants a Security Interest by a Utility This Instrument Contains After-Acquired Property Provisions

            This Instrument Grants a Security Interest by a Utility This Instrument Contains After-Acquired Property Provisions


                      SIXTY-FIRST SUPPLEMENTAL INDENTURE

                             --------------------

     INDENTURE, dated as of February 1, 2001, between TXU ELECTRIC COMPANY (formerly Texas Utilities Electric Company), a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by said Texas Utilities Electric Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Sixty-first Supplemental Indenture) being supplemental thereto;

     WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

                    Designation                            Dated as of
                    -----------                            -----------
First Supplemental Indenture.......................  April 1, 1984
Second Supplemental Indenture......................  September 1, 1984
Third Supplemental Indenture.......................  April 1, 1985
Fourth Supplemental Indenture......................  August 1, 1985
Fifth Supplemental Indenture.......................  September 1, 1985
Sixth Supplemental Indenture.......................  December 1, 1985
Seventh Supplemental Indenture.....................  March 1, 1986
Eighth Supplemental Indenture......................  May 1, 1986
Ninth Supplemental Indenture.......................  October 1, 1986
Tenth Supplemental Indenture.......................  December 1, 1986
Eleventh Supplemental Indenture....................  December 1, 1986
Twelfth Supplemental Indenture.....................  February 1, 1987
Thirteenth Supplemental Indenture..................  March 1, 1987
Fourteenth Supplemental Indenture..................  April 1, 1987
Fifteenth Supplemental Indenture...................  July 1, 1987
Sixteenth Supplemental Indenture...................  September 1, 1987
Seventeenth Supplemental Indenture.................  October 1, 1987

Eighteenth Supplemental Indenture..................  March 1, 1988
Nineteenth Supplemental Indenture..................  May 1, 1988
Twentieth Supplemental Indenture...................  September 1, 1988
Twenty-first Supplemental Indenture................  November 1, 1988
Twenty-second Supplemental Indenture...............  January 1, 1989
Twenty-third Supplemental Indenture................  August 1, 1989
Twenty-fourth Supplemental Indenture...............  November 1, 1989
Twenty-fifth Supplemental Indenture................  December 1, 1989
Twenty-sixth Supplemental Indenture................  February 1, 1990
Twenty-seventh Supplemental Indenture..............  September 1, 1990
Twenty-eighth Supplemental Indenture...............  October 1, 1990
Twenty-ninth Supplemental Indenture................  October 1, 1990
Thirtieth Supplemental Indenture...................  March 1, 1991
Thirty-first Supplemental Indenture................  May 1, 1991
Thirty-second Supplemental Indenture...............  July 1, 1991
Thirty-third Supplemental Indenture................  February 1, 1992
Thirty-fourth Supplemental Indenture...............  April 1, 1992
Thirty-fifth Supplemental Indenture................  April 1, 1992
Thirty-sixth Supplemental Indenture................  June 1, 1992
Thirty-seventh Supplemental Indenture..............  June 1, 1992
Thirty-eighth Supplemental Indenture...............  August 1, 1992
Thirty-ninth Supplemental Indenture................  October 1, 1992
Fortieth Supplemental Indenture....................  November 1, 1992
Forty-first Supplemental Indenture.................  December 1, 1992
Forty-second Supplemental Indenture................  March 1, 1993
Forty-third Supplemental Indenture.................  April 1, 1993
Forty-fourth Supplemental Indenture................  April 1, 1993
Forty-fifth Supplemental Indenture.................  May 1, 1993
Forty-sixth Supplemental Indenture.................  July 1, 1993
Forty-seventh Supplemental Indenture...............  October 1, 1993
Forty-eighth Supplemental Indenture................  November 1, 1993
Forty-ninth Supplemental Indenture.................  May 1, 1994
Fiftieth Supplemental Indenture....................  May 1, 1994
Fifty-first Supplemental Indenture.................  August 1, 1994
Fifty-second Supplemental Indenture................  April 1, 1995
Fifty-third Supplemental Indenture.................  June 1, 1995
Fifty-fourth Supplemental Indenture................  October 1, 1995
Fifty-fifth Supplemental Indenture.................  March 1, 1996
Fifty-sixth Supplemental Indenture.................  September 1, 1996
Fifty-seventh Supplemental Indenture...............  February 1, 1997
Fifty-eighth Supplemental Indenture................  July 1, 1997
Fifth-ninth Supplemental Indenture.................  March 1, 1999
Sixtieth Supplemental Indenture....................  December 1, 2000

which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

     WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued as of January 31, 2001, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                     Principal      Principal Amount
                    Series                         Amount Issued      Outstanding
                    ------                         -------------    ----------------
12% Series due March 1, 1985..................     $  1,000,000             None
13 5/8% Series due April 1, 2014..............      100,000,000             None
13  1/2% Series due September 1, 2014.........      150,000,000             None
12 7/8 % Series due April 1, 2015.............      150,000,000             None
12% Series due August 1, 2015.................      100,000,000             None
12% Series due September 1, 2015..............       75,000,000             None
11 1/8% Series due December 1, 2015...........      150,000,000             None
9 3/8% Series due March 1, 2016...............      200,000,000             None
9 3/4% Series due May 1, 2016.................      200,000,000             None
Pollution Control Series C....................       70,000,000             None
Pollution Control Series D....................      200,000,000             None
9 1/2% Series due December 1, 2016............      300,000,000             None
9 1/4% Series due February 1, 2017............      250,000,000             None
Pollution Control Series E....................      100,000,000             None
10 1/2% Series due April 1, 2017..............      250,000,000             None
9 1/2% Series due July 1, 1997................      150,000,000             None
10 1/2% Series due July 1, 2017...............      150,000,000             None
Pollution Control Series F....................       55,000,000             None
Pollution Control Series G....................       12,000,000             None
Pollution Control Series H....................      112,000,000             None
Pollution Control Series I....................      100,000,000             None
10 3/8% Series due May 1, 1998................      150,000,000             None
11 3/8% Series due May 1, 2018................      150,000,000             None
Secured Medium-Term Notes, Series A...........      300,000,000             None
10.44% Series due November 1, 2008............      150,000,000             None
Pollution Control Series J....................      100,000,000             None
9 1/2% Series due August 1, 1999..............      200,000,000             None

                                                     Principal      Principal Amount
                    Series                         Amount Issued      Outstanding
                    ------                         -------------    ----------------
10% Series due August 1, 2019.................     $100,000,000             None
9 7/8% Series due November 1, 2019............      150,000,000             None
Secured Medium-Term Notes, Series B...........      150,000,000     $ 99,200,000
Pollution Control Series K....................       50,000,000             None
Pollution Control Series L....................       40,000,000             None
10 5/8% Series due September 1, 2020..........      250,000,000             None
Secured Medium-Term Notes, Series C...........      150,000,000             None
8 1/4% Pollution Control Series due October 1,
 2020.........................................       11,000,000             None
7 7/8% Pollution Control Series due March 1,
 2021.........................................      100,000,000      100,000,000
9 3/4% Series due May 1, 2021.................      300,000,000      127,747,000
Pollution Control Series M due June 1, 2021...       86,250,000             None
Pollution Control Series N due June 1, 2021...       57,500,000             None
Pollution Control Series O due June 1, 2021...       57,500,000             None
Pollution Control Series P due June 1, 2021...      115,000,000             None
8 1/8% Series due February 1, 2002............      150,000,000      150,000,000
8 7/8 % Series due February 1, 2022...........      175,000,000      112,200,000
8 1/4% Series due April 1, 2004...............      100,000,000      100,000,000
9% Series due April 1, 2022...................      100,000,000             None
6 3/4% Pollution Control Series due April 1,
 2022.........................................       50,000,000       50,000,000
7 1/8% Series due June 1, 1997................      150,000,000             None
8% Series due June 1, 2002....................      147,000,000      147,000,000
6 5/8% Pollution Control Series due June 1,
 2022.........................................       33,000,000       33,000,000
6 3/8% Series due August 1, 1997..............      175,000,000             None
7 3/8% Series due August 1, 2001..............      150,000,000      145,000,000
8 1/2% Series due August 1, 2024..............      175,000,000      115,400,000
6.70% Pollution Control Series due October 1,
 2022.........................................       16,935,000       16,935,000
6.55% Pollution Control Series due October
 1, 2022......................................       40,000,000       40,000,000
7 3/8% Series due November 1, 1999............      100,000,000             None
8 3/4% Series due November 1, 2023............      200,000,000      102,550,000
6 1/2% Pollution Control Series due December
 1, 2027......................................       46,660,000       46,660,000
6 3/4% Series due March 1, 2003...............      200,000,000      194,475,000
7 7/8% Series due March 1, 2023...............      300,000,000      223,770,000
6.05% Pollution Control Series due April 1,
 2025.........................................       90,000,000       90,000,000
6.10 % Pollution Control Series due April 1,
 2028.........................................       50,000,000       50,000,000
5 7/8% Series due April 1, 1998...............      175,000,000             None
6 3/4% Series due April 1, 2003...............      100,000,000       95,000,000
7 7/8% Series due April 1, 2024...............      225,000,000      132,743,000
Pollution Control Series due June 1, 2023.....      115,000,000      102,850,250
5 3/4 % Series due July 1, 1998...............      150,000,000             None
6 3/4% Series due July 1, 2005................      100,000,000       92,000,000
7 5/8% Series due July 1, 2025................      250,000,000      214,750,000
5 1/2% Series due October 1, 1998.............      125,000,000             None

                                                     Principal      Principal Amount
                    Series                         Amount Issued      Outstanding
                    ------                         -------------    ----------------
6 1/4% Series due October 1, 2004.............   $  125,000,000    $ 120,595,000
7 3/8% Series due October 1, 2025.............      300,000,000      178,000,000
5 1/2% Pollution Control Series due May 1,
 2022.........................................       50,000,000       50,000,000
5.55% Pollution Control Series due May 1, 2022       75,000,000       75,000,000
5.85% Pollution Control Series due May 1, 2022       33,465,000       33,465,000
Floating Rate Series due May 1, 1999..........      300,000,000             None
Pollution Control Series Q due May 1, 2029....       45,045,500       45,045,500
Pollution Control Series R due May 1, 2029....       45,045,500       45,045,500
0% Series due 1994............................    1,013,831,000             None
Pollution Control Series S due April 1, 2030..       58,270,500       58,270,500
Pollution Control Series T due April 1, 2030..       18,400,000       18,400,000
Pollution Control Series U....................      136,108,250             None
Pollution Control Series V....................      136,108,250             None
Pollution Control Series W....................       13,857,500       13,857,500
Pollution Control Series X....................       21,246,250       21,246,250
Secured Medium-Term Notes, Series D...........      201,150,000     134, 150,000
Pollution Control Series Y....................       28,819,000       28,819,000
Pollution Control Series Z....................       66,642,500       66,642,500
Pollution Control Series AA...................       28,750,000       28,750,000
Pollution Control Series AB...................       28,750,000       28,750,000
Pollution Control Series AC...................       70,397,250       70,397,250
Pollution Control Series AD...................       57,500,000       57,500,000
Pollution Control Series AE...................       57,500,000       57,500,000
Pollution Control Series AF...................       36,000,750       36,000,750
Pollution Control Series AG...................       28,801,750       28,801,750
Pollution Control Series AH...................       33,079,750       33,079,250
Pollution Control Series AI...................       59,253,750       59,253,750
Pollution Control Series AJ...................       13,800,000       13,800,000
Pollution Control Series AK...................      250,163,335      127,126,750
Floating Rate Series A due December 20, 2002..      150,000,000      150,000,000
Floating Rate Series B due December 20, 2002..      425,000,000      425,000,000

which bonds are also hereinafter sometimes called bonds of the First through One Hundredth Series, respectively; and

     WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage;

and

     WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this Sixty-first Supplemental Indenture, and the terms of the bonds of the One Hundred First Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of
Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Sixtieth

Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Sixty-first Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Sixtieth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixty-first Supplemental Indenture being supplemental to the Original Indenture.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                  ARTICLE I.
                       One Hundred First Series of Bonds

     SECTION 1.1 There shall be a series of bonds designated "Collateral Series A" (herein sometimes referred to as the One Hundred First Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred First Series may be issued in one or more tranches, shall be issued as fully registered bonds in denominations of One Dollar and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); each Bond of the One Hundred First Series shall mature on such date two weeks from its issuance, shall bear interest at such rate or rates determined by the proper officer or officers of the Company to be approximately equal to the interest rate payable by the Company on such Money Pool Borrowings (defined below) on the date of issuance of such Bond, payable on such date or dates, have such principal amount, which will not exceed 133% of the principal amount of the Money Pool Borrowings (defined to below) that it secures on the date of issuance of such Bond, and have such other terms and provisions not inconsistent with the Original Indenture as the proper officer or officers of the Company may determine in accordance with one or more Resolutions filed with the Trustee referring to this Sixty-first Supplemental Indenture (such determinations shall be conclusively evidenced by or in accordance with one or more written orders filed with the Trustee for the authentication and delivery of Bonds of the One Hundred First Series and shall constitute determinations of the Board of Directors with respect to such bonds for purposes of the Mortgage); the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred First Series shall be dated as in Section 2.03 of the Original Indenture provided. The interest rate payable on each Bond of the One Hundred First Series shall not exceed the maximum rate permitted by law.

     (I) Each Bond of the One Hundred First Series shall be issued to, and registered in the name of, TXU Business Services Company, as administrator (Administrator) of the Texas Utilities System Money Pool (Money Pool), from which Money Pool the Company borrows funds (Money Pool Borrowings), and pledged to the Administrator under the Bonds Pledge Agreement, dated as of February 13, 2001 between the Administrator and the Company, as pledgor, to provide collateral security for the prompt and complete payment of principal and interest on the Money Pool Borrowings when due.

     The Company shall receive a credit against its obligation to make any payment of the principal of and interest, if any, on any Bond of the One Hundred First Series, as the same shall become due and payable, whether at maturity or otherwise, in an amount equal to (a) principal and interest actually paid to the Administrator in connection with the particular Money Pool Borrowing secured by such Bond plus (b) the principal amount of any Bond of the One Hundred First Series substituted for such Bond under the applicable Bonds Pledge Agreement.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any, on any Bond of the One Hundred First Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrator, signed by the President, any Vice President, Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary of the Administrator, stating that the payment of interest and/or principal on the Money Pool Borrowing secured by such Bond has become due and has not been fully paid and specifying the amount of funds required to make such payment.

     (II) Bonds of the One Hundred First Series shall not be redeemable prior to maturity.

     (III) At the option of the registered owner, any Bonds of the One Hundred First Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of Bonds of the same series with the same interest rate and maturity date of other authorized denominations.

     SECTION 1.2 Bonds of the One Hundred First Series shall not be transferable, except to any successor to the Administrator, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

                                  ARTICLE II.
                           Miscellaneous Provisions

     SECTION 2.1 Subject to the amendments provided for in this Sixty-first Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Sixty-first Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

     SECTION 2.2 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Sixty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-first Supplemental Indenture.

     SECTION 2.3 Whenever in this Sixty-first Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-first Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 2.4 Nothing in this Sixty-first Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-first Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 2.5 This Sixty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                       TXU ELECTRIC COMPANY


                                       By /s/ Kirk R. Oliver
                                          ------------------------------
                                                  Kirk R. Oliver
                                                  Vice President


Attest:


/s/ John Stephens, Jr.
------------------------------
 John Stephens, Jr.
 Assistant Secretary

                                       THE BANK OF NEW YORK,
                                       Trustee


                                       By /s/ Walter N. Gitlin
                                          ------------------------------
                                              Walter N. Gitlin
                                              Vice President

Attest:

/s/ Robert A. Massimillo
------------------------------
Robert A. Massimillo
Assistant Vice President



Executed, sealed and delivered by
THE BANK OF NEW YORK
in the presence of:



/s/ Essie Elcock
------------------------------


/s/ Kisha Holder
------------------------------

STATE OF TEXAS    )
                  ) SS.:
COUNTY OF DALLAS  )

     Before me, a Notary Public in and for said State, on this day personally appeared Kirk R. Oliver, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TXU ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 13th day of February, 2001.

                                       /s/ Julia Laxson
                                       ------------------------------
                                       JULIA LAXSON
                                       Notary Public, State of Texas
                                       My Commission Expires February 26, 2001

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

     Before me, a Notary Public in and for said State, on this day personally appeared WALTER N. GITLIN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 14th day of February, 2001.

                                       /s/ William J. Cassels
                                       ------------------------------
                                       WILLIAM J. CASSELS
                                       Notary Public, State of New York
                                       No. 01CA5027729
                                       Qualified in Bronx County
                                       Certificate filed in New York County
                                       Commission Expires May 16, 2002

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